SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                December 23, 2005

                          SENSOR SYSTEM SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                      0-024828                   98-0226032
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


45 Parker Avenue, Suite A, Irvine, California                         92618
   (Address of principal executive offices)                         (Zip code)

                                 (949) 855-6688
               Registrant's telephone number, including area code:


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On December 23, 2005, Sensor System Solutions, Inc. (the "Company"), entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell" and together with the Company, the "Parties"), pursuant to which the Company issued to Cornell secured convertible debentures in the principal amount of $1,000,000 (the "Convertible Debentures"), $800,000 of which has been funded as of December 28, 2005 and $200,000 of which shall be funded two (2) business days prior to the date a registration statement is filed with the United States Securities and Exchange Commission. The Convertible Debentures are convertible into shares of the Company's common stock, par value $0.01 ("Common Stock")

         The Convertible Debentures are secured by substantially all of the Company's assets, have a one (1) year term and accrue interest at ten percent (10%) per annum. Cornell is entitled, at its option, to convert, and sell all or any part of the principal amount of the Convertible Debentures, plus any and all accrued interest, into shares of Common Stock, at a price equal to the lesser of
(i) $0.35 or (ii) ninety percent (90%) of the lowest volume weighted average price of the Common Stock during the fifteen (15) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP.

         The Company may redeem, with three (3) business days advance written notice to Cornell, a portion or all amounts outstanding under the Convertible Debentures prior to the maturity date provided that the closing bid price of the Common Stock, as reported by Bloomberg, LP, is less than $0.35 at the time of the redemption notice. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to twenty percent (20%) of the principal amount being redeemed, plus accrued interest, to be delivered to Cornell on the third (3rd) business day after the redemption notice.

         In the event the Company exercises its right to redeem all or a portion of the outstanding principal amounts plus accrued interest due and outstanding under the Convertible Debentures, Cornell shall also be entitled to receive a warrant to purchase 100,000 shares of Common Stock for every $100,000 redeemed, on a pro rata basis. The warrant shall be exercisable on a "cash basis" and have an exercise price equal to $0.35 in effect at the time of issuance. The warrant shall have "piggy-back" and demand registration rights and shall terminate after the five (5) year anniversary of December 23, 2005.

         On December 23, 2005, the Company issued to Cornell a warrant to purchase up to 600,000 shares of Common Stock. This warrant has an exercise price of $0.2878 and shall terminate after the five (5) year anniversary of the date of issuance.


Item 1.02   Termination of a Material Definitive Agreement.

         On December 23, 2005, the Company entered into a Termination Agreement with Cornell, pursuant to which the Parties terminated that certain Standby Equity Distribution Agreement, that certain Registration Rights Agreement, and that certain Placement Agent Agreement, each dated as of October 6, 2005. The Company previously issued to Cornell 1,472,429 shares of Common Stock in connection with the Standby Equity Distribution Agreement and 28,571 shares of Common Stock to Monitor Capital, Inc. in connection with the Placement Agent Agreement (collectively, the "Issued Shares"). The Issued Shares have not been cancelled and have piggy-back registration rights.

Item 3.02. Unregistered Sales of Equity Securities.

         See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibit No. Description

Exhibit    Description                                                                     Location
-------    -----------                                                                     --------
Exhibit    Securities  Purchase  Agreement, dated as of  December  23,  2005,  by and      Provided herewith
 10.1      between Sensor System Solutions, Inc. and Cornell Capital Partners, LP

Exhibit    Investor Registration Rights Agreement dated as of December 23, 2005, by        Provided herewith
 10.2      and between Sensor System Solutions, Inc. and Cornell Capital Partners, LP

Exhibit    Secured Convertible Debenture, dated as of December 23, 2005, issued to         Provided herewith
 10.3      Cornell Capital Partners, LP

Exhibit    Security Agreement dated as of December 23, 2005, by and  between Sensor        Provided herewith
 10.4      System Solutions, Inc. and Cornell Capital Partners, LP

Exhibit    Warrant, dated as of December 23, 2005, issued to Cornell Capital Partners, LP  Provided herewith
 10.5

Exhibit    Insider Pledge and Escrow Agreement, dated as of December 23, 2005, by and      Provide herewith
 10.6      among Sensor System Solutions, Inc., Cornell Capital Partners, LP and David
           Gonzalez, Esq.

Exhibit    Escrow Agreement dated December 23, 2005 among Sensor System Solutions,         Provided herewith
 10.7      Inc., Cornell Capital Partners, LP and David Gonzalez, Esq.

Exhibit    Irrevocable Transfer Agent Instructions, dated as of December 23, 2005, by      Provided herewith
 10.8      and between Sensor System Solutions, Inc. and Cornell Capital Partners, LP

Exhibit    Termination Agreement dated as of December 23, 2005, by and between             Provided herewith
 10.9      Sensor System Solutions, Inc., Cornell Capital Partners, LP and Monitor
           Capital Inc.


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

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2005                        SENSOR SYSTEM SOLUTIONS, INC.


                                               By:   /s/ Michael Young
                                                  -----------------------------
                                               Name:  Michael Young
                                               Title: Chief Executive Officer

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